UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 23, 2013

                                Books-A-Million, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	0-20664	63-0798460
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

402 Industrial Lane
Birmingham, Alabama 35211
 (Address of principal executive offices, including zip code)

(205) 942-3737
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01                      Changes In Registrant’s Certifying Accountant.

On October 23, 2013, Books-A-Million, Inc. (the “Company”) engaged Grant Thornton LLP (“Grant Thornton”) to serve as the Company’s independent registered public accounting firm.  The engagement of Grant Thornton was approved by the Company’s Audit Committee. Grant Thornton had previously served as the Company's independent registered public accounting firm for the fiscal year ended January 28, 2012. Grant Thornton will review the Company’s quarterly consolidated financial statements beginning with the fiscal quarter ending November 2, 2013 and will audit the Company’s consolidated financial statements for the fiscal year ending February 1, 2014.  Additionally, Grant Thornton will also audit the Company’s 401(k) Profit Sharing Plan for the fiscal year ended December 31, 2013.

During the Company’s fiscal year ended February 2, 2013 and through October 23, 2013, neither the Company, nor anyone on the Company’s behalf, consulted Grant Thornton regarding (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements or (ii) any other matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K) or a “reportable event” (as defined in Item 304(a)(1)(v) of Regulation S-K).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOOKS-A-MILLION, INC.
By:	/s/ R. Todd Noden
R. Todd Noden Chief Financial Officer

Dated: October 23, 2013